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Exhibit 5.1

July 6, 2016

Amicus Therapeutics, Inc.
1 Cedar Brook Drive
Cranbury, NJ 08512

Re:	Securities Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to Amicus Therapeutics, Inc., a Delaware corporation (the "Company"), in connection with the registration of 825,603 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), that were issued to the selling stockholders of MiaMed, Inc., a Delaware corporation ("MiaMed"), pursuant to the Agreement and Plan of Merger, dated as of July 5, 2016, by and among the Company, Minervas Merger Sub, Inc., a Delaware corporation, MiaMed, and MM Stockholders Representative LLC, a Delaware limited liability company, as Stockholders' Representative (the "Merger Agreement") on a registration statement on Form S-3 (the "Registration Statement") filed with the U.S. Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Securities Act").

        In connection with this opinion, we have examined all such documents as we considered necessary to enable us to render this opinion, including but not limited to the Registration Statement, the Merger Agreement, the Company's Restated Certificate of Incorporation, as amended, and the Company's Amended and Restated By-laws, as amended, in effect on the date hereof, certain resolutions of the Board of Directors of the Company, corporate records, and instruments, and such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein.

        In rendering this opinion, we have assumed: (a) the legal capacity of all natural persons; (b) the genuineness of all signatures; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (e) the authenticity of the originals of such latter documents; (f) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments, certificates and records we have reviewed; and (g) the absence of any undisclosed modifications to the agreements and instruments reviewed by us. As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

        We express no opinion herein as to the law of any state or jurisdiction other than the laws of the State of Delaware, including statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such laws of the State of Delaware, and the federal laws of the United States of America.

        Based upon the foregoing, we are of the opinion that, as of the date hereof, the Shares have been duly authorized and that the Shares already issued or when issued in accordance with the terms of the Merger Agreement, are or will be, as applicable, validly issued, fully paid and non-assessable.

        We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

        We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference of our firm under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. Except as otherwise set forth herein, this opinion may not be used, circulated, quoted or otherwise referred to for any purpose or relied upon by any other person without the express written permission of this firm.

Very truly yours,
/s/ Pepper Hamilton LLP
Pepper Hamilton LLP

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  Exhibit 5.1